CMA NEW YORK

PROPOSAL 1, 2, & 3 HAVE PASSED
PROPOSAL # 4 INVESTMENT RESTRICTIONS HAS BEEN ADJOURNED TO 10/18/01

				Proxy Results - CMA NEW YORK MUNICIPAL MONEY FUND
				Initial Meeting Date: August 24, 2001 POSTPONE
				1st Meeting Date: September 20, 2001

				Record Date: June 1, 2001
				As of: September 20, 2001

					Units Voted

				Votes Needed
		Shares Needed	Outstanding	'50% + 1		Shares Withheld		Total Units
	Fund	To Pass	Shares	of Shares Voted	For	From Voting		Voted

1)	DIRECTORS:
	Ronald W. Forbes	-1,157,322,635	2,415,581,821	1,207,790,912	2,365,113,547	50,452,344		2,415,565,891
	Terry K. Glenn	-1,156,822,906	2,415,581,821	1,207,790,912	2,364,613,818	50,952,073		2,415,565,891
	Cynthia A. Montgomery	-1,157,499,051	2,415,581,821	1,207,790,912	2,365,289,963	50,275,928		2,415,565,891
	Charles C. Reilly	-1,156,731,363	2,415,581,821	1,207,790,912	2,364,522,275	51,043,616		2,415,565,891
	Kevin A. Ryan	-1,157,745,880	2,415,581,821	1,207,790,912	2,365,536,792	50,029,099		2,415,565,891
	Roscoe S. Suddarth	-1,156,259,375	2,415,581,821	1,207,790,912	2,364,050,287	51,515,604		2,415,565,891
	Richard R. West	-1,157,490,370	2,415,581,821	1,207,790,912	2,365,281,282	50,284,609		2,415,565,891
	Edward D. Zinbarg	-1,157,121,877	2,415,581,821	1,207,790,912	2,364,912,789	50,653,102		2,415,565,891

				Votes Needed
		Shares Needed	Outstanding	TWO-THIRDS				Total Units
		To Pass	Shares	of Outstanding Shares	For	Against	Abstain	Voted

2)	Reorganize into a "Master/Feeder"	-684,157,830	2,415,581,821	1,610,387,881	2,294,545,711	96,333,207	24,686,974	2,415,565,892
	structure

				Votes Needed
		Shares Needed	Outstanding	50% + 1 of				Total Units
		To Pass	Shares	Outstanding Shares	For	Against	Abstain	Voted

3)	To divide the Fund's shares into Additional	-1,086,297,910	2,415,581,821	1,207,790,912	2,294,088,822	101,166,135	20,310,935	2,415,565,892
	classes

Voting Requirements:
The Quorum consists one-third of the shares outstanding, present in person or by proxy.
Proposals 1 & 3 requires the affirmative vote of the majority of the shares represented at the Meeting
Proposal 2 requires the affirmative vote of two-thirds of the shares entitled to vote

Last Updated on 11/28/2001
By MLMAG